Exhibit 10xi

Krotz Springs 3D Prospect

Terms of Trade

Vision Exploration LLC (**"Vision"**) represents a working interest group that has acquired an HBP Farmout covering the Krotz Springs Field Unit, and has executed a Participatory Agreement governing contiguous lands, hereinafter designated the Krotz Springs 3D Prospect, and intends to drill approximately 20.6% to 27.5% of the working interest in the initial test well. Vision has been authorized by the group to seek up to 47.5% to 54.4% working interest participation by interested third parties under the terms and conditions set forth below. Should an interested third party desire to participate - and operate - its request to assume operations will be considered based upon its track record, experience in the area, and the level (%) of working interest that it intends to acquire. Vision is thus offering working interest in the Krotz Springs 3D Prospect for sale under the following terms and conditions ($8/8^{th}$'s numbers):

1. Upfront Cost on a percentage point basis ("per point" – 1% acquired):	**$1,500**
2. Estimated Dry Hole Cost (10,700' PTVD; no AFE available as of yet):	**$3,500,000**
3. Total Risked Cost (Upfront + Estimated DHC – assumes 50% acquired):	**$3,575,000**
4. Total Risked Cost – percentage point basis ("per point" – 1%):	**$35,750**
5. Reserved Overriding Royalty Interest: Vision shall reserve a **3%** of the $8/8^{th}$'s overriding royalty interest of all oil, gas and other minerals produced, saved and sold from the assigned leases, whether acquired by the working interest owners or farmed in via the HBP farmout.	**3% ORRI**
6. At closing, each Participant shall become a signatory party to the Exploration Agreement / Farmout Agreement and Joint Operating Agreement that shall set forth the AMI for the Prospect, designate the Operator, **and commit the Participant to the drilling of an Initial Test Well, either to a total true vertical depth of 10,700' TVD or a depth sufficient to test the entirety of the Third Cockfield Sand, said mandatory drilling to commence on or before August 1, 2006**. Participants shall also agree to bear their proportionate share of all separately-billed costs associated with the acquisition of the preliminary unit title opinion (estimated to average approximately $20,000 per title opinion), in preparation for and associated with the commencement of each individual well operation.	**Mandatory Well Requirement**
7. Participants shall also agree to bear their proportionate share of all costs associated with the acquisition of a preliminary drilling unit title opinion (estimated to cost approximately $20,000), in preparation for the commencement of the Initial Well Operation.	**This TOT Superseded by EA & OA**
8. This Terms of Trade document is intended to present the general terms associated with the sale of working interest in the Prospect(s) and shall be superseded and replaced by the Farmout Agreement, Exploration Agreement and the Operating Agreement for the Prospect. 9. **This offer is subject to prior sale and may be withdrawn at any time by Vision.**	**Subject to Prior Sale**

KROTZ SPRINGS 3D PROSPECT

Participation Commitment Document - Complete This Page And Fax To Vision

Vision's Fax Number: (601) 605 - 4996

THE UNDERSIGNED ACKNOWLEDGES AND AGREES TO THE FOLLOWING:

1. **THAT THEY HAVE REVIEWED ALL OF THE KROTZ SPRINGS 3D PROSPECT MATERIALS PROVIDED TO THEM BY VISION EXPLORATION, L.L.C. ("VISION").**
2. **THAT THEY UNDERSTAND AND AGREE TO BE BOUND BY THOSE TERMS AND CONDITIONS SET FORTH IN THE PROSPECT TERMS OF TRADE FOR THE KROTZ SPRINGS 3D PROSPECT, THAT HAVE BEEN REPRODUCED ON PAGES ONE AND TWO OF THIS TWO-PAGE DOCUMENT.**
3. **THE UNDERSIGNED HEREBY AGREES TO FUND THEIR PRO-RATA SHARE OF THE TOTAL UPFRONT PROSPECT COST AS INDICATED BELOW ON A PERCENTAGE BASIS, SUBJECT TO THE TERMS AND CONDITIONS OF THE KROTZ SPRINGS 3D PROSPECT TERMS OF TRADE.**

UPFRONT COST PER % POINT: $1,500 **% INTEREST DESIRED:** 25

TOTAL UPFRONT COST - PARTICIPANT: $.

BY:

(Signed) Thomas C. Kilbourne **Date** March 24 **, 2006**

(Printed) Thomas C. Kilbourne

Company Daybreak Oil and Gas, Inc. **(Page Two Of Two)**